LIBERTY BANCORP, INC.

Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350, as added by
 Section 906 of the Sarbanes-Oxley Act of 2002

Brent M. Giles, President and Chief Executive Officer, and Marc J. Weishaar, Senior Vice President and Chief Financial Officer, of Liberty Bancorp, Inc. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2009 (Report) and that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Brent M. Giles
Brent M. Giles
President and Chief Executive Officer

By:	/s/ Marc J. Weishaar
Marc J. Weishaar
Senior Vice President and Chief Financial Officer

Date:  May 15, 2009